EXHIBIT 5.1

September 20, 2007

Piedmont Community Bank Group, Inc.

110 Bill Conn Parkway

Gray, GA 31023

Ladies and Gentlemen:

We have acted as counsel to Piedmont Community Bank Group, Inc., a Georgia corporation (the “Company”) in connection with its filing of a registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933, covering the offering of up to [            ] shares (the “Shares”) of the Company’s common stock, no par value. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and corporate records relating to the authorization, issuance and sale of the Shares and have made such other investigation as we have deemed appropriate and relevant in order to furnish the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials. The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement (in the form declared effective by the U.S. Securities and Exchange Commission), will be legally issued, fully paid and non-assessable.

This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus that is contained in the Registration Statement.

Sincerely yours,

MILLER & MARTIN PLLC

/s/ Michael P. Marshall, Jr.
Member